EXHIBIT 24


     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into Liz Claiborne, Inc.'s previously filed Registration Statement on Form S-8 File No. 2-95258.





     /s/Arthur Andersen LLP
     Arthur Andersen

     New York, New York
     June 28, 2000